Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6

Dated as of September 17, 2004

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 9, 2002

THIS AMENDMENT NO. 6 (this “Amendment”) is entered into as of September 17, 2004 by and among SYNNEX CORPORATION (formerly known as SYNNEX Information Technologies, Inc.), a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as a Lender and in its capacity as the contractual representative for itself and the Lenders (the “Agent”) and BANK OF AMERICA, N.A., as a Lender (“Bank of America”). Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 9, 2002 (as amended, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows.

1. Amendment the Credit Agreement. As of the Effective Date (as hereafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

1.1. Section 6.1(iii) is hereby amended as follows:

(a) the first clause is restated in its entirety as follows:

“(iii) the sum of all amounts payable in connection with such Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower and the Target), together with the sum of all such amounts payable for all such prior Permitted Acquisitions made on or after September 27, 2004 (collectively, “Prior Permitted Acquisitions”) shall not exceed $40,000,000 in the aggregate;”

(b) Each reference to “$20,000,000” is hereby deleted and replaced with a reference to “$30,000,000”; and

(c) The reference to “1.9” is hereby deleted and replaced with a reference to “1.85”.

1.2. Section 6.2 is hereby amended as follows:

(a) To delete the word “and” at the end of clause (f) thereof;

(b) To re-letter clause (g) as clause (h) and to delete the reference to “clauses (a) through (f)” therein and replace it with a reference to “clauses (a) through (g)”; and

(c) To add the following new clause (g):

“(g) any combination of capital contributions and loans by the Borrower to the Canadian Subsidiary in an aggregate amount not to exceed $35,000,000; and”

1.3. Section 6.3(f) is hereby amended to delete therefrom the reference to “$5,000,000” and to substitute therefor a reference to “$15,000,000”.

1.4. Section 6.6(e) is hereby amended to delete therefrom the reference to “$15,000,000” and to substitute therefor a reference to “$30,000,000”.

1.5. Annex A to the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Margin” is hereby restated in its entirety as follows:

“Applicable Margin” means (i) with respect to Index Rate Loans (other than Line Increase Advances), 0% per annum, (ii) with respect to LIBOR Loans (other than Line Increase Advances), 1.75% per annum, (iii) with respect to Line Increase Advances which constitute Index Rate Loans, 2.50% per annum, and (iv) with respect to Line Increase Advances which constitute LIBOR Loans, 3.50% per annum.

(b) The definition of “Receivables Purchase Agreement” is hereby restated in its entirety as follows:

“Receivables Purchase Agreement” shall mean the Amended and Restated Receivables Purchase and Servicing Agreement dated as of August 30, 2002, by and among SIT Funding Corporation, as seller, SYNNEX Corporation, as servicer and originator, the subsidiaries of SYNNEX Corporation from time to time party thereto as originators, the financial institutions from time to time party thereto as conduit purchasers, committed purchasers and purchaser agents and GE Capital, as a committed purchaser, as swing line purchaser and as administrative agent, as such agreement may be amended, restated, supplemented or otherwise modified form time to time.

(c) The definition of “Receivables Transfer Agreement” is hereby restated in its entirety as follows:

“Receivables Transfer Agreement” shall mean the Amended and Restated Receivables Transfer Agreement dated as of August 30, 2002, by and between SYNNEX Corporation, as originator, and SIT Funding Corporation, as such agreement may be amended, restated, supplemented or otherwise modified form time to time.

1.6. Annex G to the Credit Agreement is hereby amended as follows:

(a) Section 1(b) is hereby amended to delete therefrom the reference to “1.75” and to substitute therefor a reference to “1.70”.

(b) The following proviso is hereby added to the end of the definition of “Capital Expenditures”:

“; provided that for purposes of determining “Capital Expenditures” for Fiscal Year 2005, $3,000,000 spent on non-recurring, fixed asset purchases shall be excluded”

(c) Clause (b) of the definition of “Fixed Charges” set forth in Annex G is hereby amended and restated in its entirety as follows:

“(b) regularly scheduled payments of principal on Debt of the Borrower and its Subsidiaries paid during such period (other than regularly scheduled payments or principal in respect of (i) Debt owing under this Agreement and the Receivables Purchase Agreement and (ii) Debt owing by SYNNEX K.K. which matures within thirty-six (36) months of the date on which the amount of Fixed Charges is being determined so long as the aggregate principal amount of such Debt is less than or equal to $41,500,000 as of the date on which the amount of Fixed Charges is being determined; provided, however, that notwithstanding the foregoing, regularly scheduled payments of principal in respect of Debt owing by SYNNEX K.K. to the Development Bank of Japan in the aggregate principal amount of $1,025,359 shall be included for purposes of this clause (b)), plus”

2. Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when, the Agent shall have received each of the following:

(a) counterparts of this Amendment duly executed by the Borrower and the Requisite Lenders; and

(b) a Consent in the form attached hereto executed by each of ComputerLand Corporation and MiTAC Industrial Corp.

3. Representations and Warranties of the Borrower.

3.1. Upon the effectiveness of this Amendment pursuant to Section 2 hereof, the Borrower hereby reaffirms in all material respects all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and except to the extent the same expressly relates solely to an earlier date and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the Effective Date of this Amendment and that, as of the Effective Date of this Amendment and after giving effect hereto, no Default or Event of Default has occurred and is continuing.

3.2. The Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

4. Reference to and Effect on the Credit Agreement.

4.1. Upon the effectiveness of this Amendment pursuant to Section 2 hereof, on and after the date hereof, each reference to the Credit Agreement in any of the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

4.2. Except as specifically set forth above, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Entire Agreement. This Amendment, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America.

9. No Course of Dealing. The Lenders have entered into this Amendment on the express understanding with the Borrower that in entering into this Amendment the Lenders are not establishing any course of dealing with the Borrower. The Agent’s and the Lenders’ rights to require strict performance with all the terms and conditions of the Credit Agreement as amended by this Amendment and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. Neither the Agent nor any Lender shall be obligated in any manner to execute any further amendments or waivers, and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are acceptable to them, the Agent and the Lenders may require the payment of fees in connection therewith.

10. Release. To induce the Agent and Lenders to enter into this Amendment, the Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against the Agent or Lenders relating to any Loan Documents or any actions or events occurring on or before the date hereof. The Borrower waives and releases any right to assert same.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment No. 6 has been duly executed as of the day and year first above written.

SYNNEX CORPORATION (formerly known as SYNNEX Information Technologies, Inc.), as the Borrower

By:	/s/ Dennis Polk
Name:	Dennis Polk
Title:	CFO

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender

By:	/s/ Eugene Seip
Name:	Eugene Seip
Title:	Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John McNamara
Name:	John McNamara
Title:	Vice President

Amendment No. 6

to

Amended and Restated Credit Agreement

CONSENT

Each of the undersigned, as Guarantor under a Subsidiary Guaranty executed in favor of the Agent in connection with the Amended and Restated Credit Agreement referred to in Amendment No. 6 to Amended and Restated Credit Agreement (as the same may have been or be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) and/or as Grantor under a Subsidiary Security Agreement executed in favor of the Agent in connection with the Amended and Restated Credit Agreement referred to in such Amendment (as the same may have been or be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), hereby consents to such Amendment and confirms and agrees that (i) the Guaranty and the Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

COMPUTERLAND CORPORATION

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	General Counsel & Corporate Secretary

MiTAC INDUSTRIAL CORP.

By:	/s/ Simon Y. Leung
Name:	Simon Y. Leung
Title:	General Counsel & Corporate Secretary